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                                                                   Exhibit 4.5

                                                                     SAMPLE

                    STEWART INFORMATION SERVICES CORPORATION
                   1997 STOCK OPTION PLAN FOR REGION MANAGERS

                      NON-INCENTIVE STOCK OPTION AGREEMENT


         Under the terms and conditions of the 1997 Stock Option Plan for Region Managers (the "Plan"), a copy of which is attached hereto and incorporated in this Agreement by reference, Stewart Information Services Corporation (the "Company") grants to ___________________________ (the "Optionee") the option to purchase _____________ shares of the Company's Common Stock, $1.00 par value, at the price of $____________ per share, subject to adjustment as provided in the Plan (the "Option").

         This Option shall be for a term commencing on this date and ending ____________________, unless the Option is terminated earlier by reason of your termination of employment, as provided in the Plan.

         This Option is a non-incentive stock option which is not intended to be governed by Section 422 of the Internal Revenue Code of 1986, as amended.

         The Optionee in accepting this Option accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to non-incentive stock options granted under the Plan.

         Granted the ______ day of _______________________, 199____.


                                      STEWART INFORMATION SERVICES CORPORATION



                                      By......................................
                                      Name:...................................
                                      Title:..................................


ACCEPTED:



 ......................................
            Optionee


 ......................................
             Date





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                                                                    SAMPLE

                    STEWART INFORMATION SERVICES CORPORATION
                   1997 STOCK OPTION PLAN FOR REGION MANAGERS

                        INCENTIVE STOCK OPTION AGREEMENT


         Under the terms and conditions of the 1997 Stock Option Plan for Region Managers (the "Plan"), a copy of which is attached hereto and incorporated in this Agreement by reference, Stewart Information Services Corporation (the "Company") grants to ___________________________ (the "Optionee") the option to purchase _____________ shares of the Company's Common Stock, $1.00 par value, at the price of $____________ per share, subject to adjustment as provided in the Plan (the "Option").

         This Option shall be for a term commencing on this date and ending ____________________, unless the Option is terminated earlier by reason of your termination of employment, as provided in the Plan.

         This Option is an incentive stock option which is intended to be governed by Section 422 of the Internal Revenue Code of 1986, as amended.

         The Optionee in accepting this Option accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to incentive stock options granted under the Plan.

         Granted the ______ day of _______________________, 199____.


                                      STEWART INFORMATION SERVICES CORPORATION



                                      By......................................
                                      Name:...................................
                                      Title:..................................


ACCEPTED:



 ......................................
            Optionee


 ......................................
             Date